UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 26, 2024

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained below under Item 5.03 with respect to the Certificate of Elimination (as defined below), to the extent required by Item 3.03 of Form 8-K, is hereby incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

On December 26, 2024, Lazydays Holdings, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation (as amended, the “Charter”) to increase the total number of shares of Common Stock, par value $0.0001 per share (“Common Stock”), the Company is authorized to issue from 100,000,000 to 500,000,000 (the “Charter Amendment”).

As previously disclosed in the Company’s definitive information statement on Schedule 14C filed on December 6, 2024 (the “Information Statement”), holders of a majority of the voting power of (i) the outstanding shares of capital stock of the Company, and (ii) the outstanding shares of the Company’s Common Stock, approved and adopted the Charter Amendment by written consent without a meeting of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Company prepared and caused to be sent or delivered to its stockholders the Information Statement pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended, prior to the filing of the Charter Amendment with the Secretary of State of the State of Delaware.

The foregoing summary is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Certificate of Elimination

On December 30, 2024, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) to its Charter with the Secretary of State of the State of Delaware eliminating from the Charter all matters set forth in the Certificate of Designations of Series A Convertible Preferred Stock, Par Value $0.0001 per share, of the Company. There were no outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), following the closing of the Second Exchange (as defined below) on December 27, 2024 or any date thereafter.

The foregoing summary is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

Second Closing of Preferred Stock Exchange

As previously disclosed in the Current Report on Form 8-K filed by the Company on November 18, 2024 (as amended by the Form 8-K/A filed on November 19, 2024, the “Prior 8-K”), the Company entered into Preferred Stock Exchange Agreements (the “Exchange Agreements”) with the holders (the “Holders”) of the Company’s outstanding Preferred Stock. Pursuant to the Exchange Agreements, the Holders agreed to exchange 600,000 shares of Preferred Stock for 66,488,948 shares of Common Stock (the “Exchange Shares”) in consideration for the termination of the rights associated with the Preferred Stock and the resulting loss of the liquidation preference of the Preferred Stock of approximately $68.5 million. On November 15, 2024, 150,000 shares of Preferred Stock and 16,622,238 Exchange Shares were exchanged and issued, respectively.

On December 27, 2024, following the filing of the Charter Amendment and pursuant to the terms and conditions of the Exchange Agreements, the balance of the Preferred Stock (approximately 450,000 shares of Preferred Stock) was exchanged and the balance of the Exchange Shares (49,866,710 shares of Common Stock) was issued to the Holders (the “Second Exchange”). Upon the closing of the Second Exchange, no shares of Preferred Stock were issued and outstanding.

The foregoing description of the terms of the Exchange Agreements is qualified in its entirety by the provisions of the Exchange Agreements, the form of which was filed as Exhibit 10.4 to the Prior 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Lazydays Holdings, Inc., dated December 26, 2024.

3.2	Certificate of Elimination of the Series A Convertible Preferred Stock of Lazydays Holdings, Inc., dated December 30, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

December 30, 2024	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Interim Chief Executive Officer